UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

CROWN CRAFTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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For immediate release	August 2, 2007
Leading Independent Proxy Advisor Recommends that Stockholders of Crown Crafts Vote on the
White Proxy Card
Gonzales, Louisiana — Crown Crafts, Inc. (NASDAQ-CM: CRWS) today sent a letter to stockholders announcing that Glass, Lewis & Co., one of the nation’s leading providers of independent proxy research, recommended that stockholders vote in favor of Messrs. Fox, Deyo and Chestnut on the white proxy card. In the report, Glass Lewis highlighted the Company’s past performance and recommended that stockholders vote on the WHITE proxy card. The full text of the letter follows:
VOTE THE WHITE CARD TO SUPPORT YOUR MANAGEMENT’S NOMINEES AS
RECOMMENDED BY ONE OF THE NATION’S LEADING INDEPENDENT PROXY
ADVISORY FIRMS
August 2, 2007
Dear Fellow Crown Crafts Stockholder:
     Our annual meeting of stockholders, to be held on August 14, 2007, is fast approaching. As you make your final determination regarding your very important vote in the election of directors, we strongly urge you to follow the recommendations of Glass, Lewis & Co., one of the nation’s leading independent proxy advisory firms, and vote your shares FOR the election of management’s nominees on the WHITE proxy card. Please sign, date and return the Company’s WHITE proxy card today or vote by internet or phone by following the instructions on the enclosed WHITE proxy card.
     While we regret that the disruptive proxy contest waged by the Wynnefield Group in connection with this year’s annual meeting has resulted in stockholders being inundated with proxy communications, we are proud to report that Glass Lewis recommended that the Company’s stockholders vote for all of management’s director nominees at the Company’s annual meeting. Glass Lewis is widely recognized as one of the nation’s leading independent proxy voting and corporate governance advisory firms. The firm’s analyses and recommendations are considered by hundreds of major institutional investment firms, mutual funds and fiduciaries throughout the United States.
VOTE “FOR” MANAGEMENT’S DIRECTOR NOMINEES ON THE WHITE PROXY CARD
TODAY TO SHOW YOUR SUPPORT FOR YOUR MANAGEMENT AND BOARD
     In recommending that the Company’s stockholders vote FOR the incumbent directors of Crown Crafts over the slate nominated by the Wynnefield Group, Glass Lewis stated*:

*	Permission to use quotations from the reports of Glass Lewis and ISS was neither sought nor obtained.

“[W]e see notable growth in the Company’s stock price, rising approximately 491.2% over the past fiscal year and approximately 593.1% over the past five years, as measured from the closing price on June 25, 2007 prior to announcement of the proxy contest. In this respect, the Company has outshone its peers.”
“[W]e find that the compound annual growth rate derived from the Company’s net income generally exceeded its peers over the prior one-, three-, and five-year period.”
“Overall, we find the Dissident’s plan for improvement to be lacking. While the Dissident states its intention to improve corporate governance practices and deliver “improved financial results,” the Dissident fails to disclose substantive details describing how it plans to improve such results.” [emphasis added]
“In the absence of some credible suggestion (which is absent here) that the board is self-interested, ill informed, refusing to act, entrenched, or poor at its company oversight functions, we believe it is not in the best interests of shareholders to substitute their judgment regarding the timing of strategic transactions for that of the board.” [emphasis added]
“[T]he company appears to have completed its debt restructuring efforts and to be poised to take advantage of strategic acquisitions that may ultimately enhance shareholder value. In addition, we note that the Company has agreed to make certain corporate governance improvements since the announcement of the proxy contest. . . . In our view, the installation of the Dissident nominees on the board may disrupt these efforts without necessarily providing any added benefit to the Company or its shareholders.
Accordingly, we recommend that shareholders vote the company (white) proxy card and vote FOR all nominees.” [emphasis added]
     In addition, in recommending the election of one of Wynnefield’s two nominees, Frederick Wasserman, but not the other, Nelson Obus, Institutional Shareholder Services Inc. (ISS), another leading independent proxy advisory firm, recognized that the Company’s management “has been able to manage a successful turnaround,” noting that the Company’s “gross margin has increased from 22.6 to 25.1 percent and its operating margin from 7.3 to 10.9 percent from FY2003 through FY2007.” ISS also stated that “management should be given credit for the Company’s financial restructuring and streamlining operations.”
     Under the guidance of current management and your Board, the Company has:
•	increased stockholders’ equity by more than $50 million

•	reduced its debt from $48 million in July 2001 to $5.8 million as of April 1, 2007

•	extinguished lender warrants without extraordinary cost to the Company

•	achieved six consecutive years of profitability
Management and your Board deserve credit for these successes, and we urge you to support the Company’s nominees for re-election.

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THE BOARD IS COMMITTED TO CROWN CRAFTS AND TO YOU
     Your Board is committed to the Company’s stockholders, to increasing stockholder value and to principles of best corporate governance. In response to the Wynnefield Group’s recent proposal to settle its proxy contest, the Board offered:
•	to add an eighth member to the Board who is not affiliated with either the Wynnefield Group or the Company

•	to form a nominating and governance committee, electing the new director to that committee

•	to have its Compensation Committee undertake a comprehensive review of the Company’s non-employee director fee structure, in conjunction with the Company’s independent compensation consultant
The Board’s offer was rejected by the Wynnefield Group, which has chosen to continue this proxy contest.
     Do not be persuaded by the rhetoric of the Wynnefield Group — your Board is listening to the Company’s stockholders, despite what Wynnefield may claim. Your Board’s view that the Wynnefield Group’s nominees are not the best nominees for the Board is a view shaped by our past experiences with the Wynnefield Group and its nominees. From that experience, your Board has unanimously determined that neither of Wynnefield’s nominees is right to serve as a director of Crown Crafts.
RE-ELECT YOUR BOARD
VOTE THE WHITE PROXY CARD TODAY
     We urge all stockholders for vote for the election of all nominees proposed by the Company’s board. Your Board is unanimous in its opposition to the Wynnefield Group’s nominees and requests that you discard any gold proxy card sent to you by the Wynnefield Group.
     To vote your shares, please sign, date and return the enclosed WHITE proxy card by mailing it in the enclosed pre-addressed, stamped envelope. You can also vote by internet or telephone by following the instructions on the WHITE proxy card. If you have any questions or need any assistance voting your shares, do not hesitate to contact Georgeson Inc., who is assisting us in this matter, toll free at 1-888-605-7561.
     We appreciate your continued support.
On behalf of your Board of Directors,
E. Randall Chestnut
Chairman, President and Chief Executive Officer
About Crown Crafts
Crown Crafts, Inc. designs, markets and distributes infant and juvenile consumer products, including bedding, blankets, bibs, bath items and accessories. Its subsidiaries include Hamco, Inc. in Louisiana and Crown Crafts Infant Products, Inc. in California. Crown Crafts is America’s largest producer of infant

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bedding, bibs and bath items. The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers.
This document contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. Reference is made to the Company’s periodic filings with the Securities and Exchange Commission for factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:	Chris Hayden
Georgeson Inc.
(212) 440-9850

or

Olivia Elliott
Secretary — Treasurer
(225) 647-9124

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